Exhibit 99.1



                                                                 Contact:
                                                             Brigid Smith
                                                             203.614.5042
                                                           bsmith@czn.com


           Frontier to Provide Citywide WI-FI Access in Select Markets
                            in Illinois and Tennessee

Stamford, Conn., Nov. 2, 2006 - Citizens Communications Company today announced that it has reached agreements to deploy its Frontier Mobile wireless broadband data service to its markets in the Cities of Cookeville, Tennessee and Carlinville, Illinois. These deployments join the City and County of Elko, Nevada and the State University of New York in Orange County as customers of Frontier Mobile's public wireless broadband network.

The new wireless data offering is a valuable addition to Frontier's existing suite of voice, video, and High-Speed Internet products and services, all fully integrated on a single bill. Now with citywide wireless broadband from Frontier, Cookeville and Carlinville residents and visitors will have Internet access at home, in the office and on the go.

The company's agreements with the cities allow for scaleable, cost-efficient additions designed to expand network coverage as needed. Cookeville and Carlinville are growth areas, and wireless broadband ubiquity is a value-added enhancement. Cookeville is home to Tennessee Tech University (recently named a "Best Southeastern College" by The Princeton Review), a major Frontier customer, and is located in fast-growing Putnam County, about 80 miles east of Nashville and 100 miles west of Knoxville. Approximately 25,000 residents of the Upper Cumberland Region travel to Cookeville each day to go to work or school, visit health care providers and enjoy the city's leisure activities. Many of those activities are concentrated in the area of Cookeville where Frontier Mobile service will launch this spring.

                                     -More-

Carlinville, Illinois is located approximately 50 miles south of Springfield, the state capital, and just 70 miles north of the St. Louis, Missouri metro area. Carlinville is the county seat and home to Blackburn College and a number of leading companies that design and manufacture software solutions, dairy food products and more.

"Frontier's focus has been, and continues to be, small and medium-sized communities experiencing strong growth. Cookeville and Carlinville - like Elko County, Nevada and SUNY Orange -- offer an outstanding quality of life, educational opportunity, a locally based Frontier workforce. These cities will benefit from increased broadband Internet choices," says Maggie Wilderotter, Chairman and CEO of Citizens Communications Company, the parent company of Frontier.

Kerry Haley, Vice President and General Manager, Frontier Mobile, emphasized that "Frontier's strong, positive, existing relationships with cities, counties, businesses and colleges were critical to Frontier Mobile's selection as the provider of wireless broadband services in these communities." The scaleable nature of Frontier Mobile's wireless data network allows for expansion as growth occurs, and the company's use, in many cases, of city-owned infrastructure for the network will help contain costs.

"Everyone benefits from enhanced wireless broadband access," says Ms. Wilderotter. "The communities we serve remain at the top of the technology curve, and greater mobility makes it easy for residents, visitors and commuters to stay in touch with family, friends and business associates." Citywide passes will allow Frontier Mobile customers to enjoy one-stop wireless access within the network area in one, two or seven-day increments. Existing Frontier customers may simply add the wireless service to their current products from Frontier to take advantage of this latest offering.

                                     -More-

About Frontier

Frontier is part of Citizens Communications Company (NYSE: CZN), a full-service communications provider and one of the largest local exchange telephone companies in the country. Frontier offers telephone, television and Internet services, as well as wireless broadband data networks, bundled offerings, ESPN360 streaming video, residential security solutions and specialized bundles for small businesses and home offices. Additional information about Frontier's products and services is available at www.frontier.myway.com. For more information about Citizens Communications, visit www.czn.net.

This document contains forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the statements. These and all forward-looking statements (including oral representations) are only predictions or statements of current plans that are constantly under review by the company. All forward-looking statements may differ from actual results. The foregoing information should be read in conjunction with the company's filings with the U.S. Securities and Exchange Commission including, but not limited to, reports on Forms 10-K and 10-Q. The company does not intend to update or revise these forward-looking statements to reflect the occurrence of future events or circumstances.

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